Exhibit 99.1

CONTACTS:	Investors	Media
	Robin Washington	Amy Flood
	(650) 522-5688	(650) 522-5643

Susan Hubbard
(650) 522-5715

For Immediate Release

GILEAD SCIENCES ANNOUNCES SECOND QUARTER 2010 FINANCIAL RESULTS

- Total Revenues of $1.93 Billion, Up 17 Percent over Second Quarter 2009 -

- Product Sales of $1.81 Billion, Up 15 Percent over Second Quarter 2009 -

- Second Quarter Non-GAAP EPS of $0.85 per Share, Up 22 Percent over Second Quarter 2009 -

Foster City, CA, July 20, 2010 - Gilead Sciences, Inc. (Nasdaq: GILD) announced today its results of operations for the quarter ended June 30, 2010. Total revenues for the second quarter of 2010 were $1.93 billion, up 17 percent compared to total revenues of $1.65 billion for the second quarter of 2009. Net income for the second quarter of 2010 was $712.1 million, or $0.79 per diluted share, compared to net income for the second quarter of 2009 of $571.4 million, or $0.61 per diluted share. Non-GAAP net income for the second quarter of 2010, which excludes after-tax acquisition-related expenses, restructuring expenses and stock-based compensation expenses, was $760.7 million, or $0.85 per diluted share. Non-GAAP net income for the second quarter of 2009, which excludes after-tax acquisition-related expenses, restructuring expenses and stock-based compensation expenses, was $648.9 million, or $0.69 per diluted share.

Product Sales

Product sales increased 15 percent to $1.81 billion for the second quarter of 2010, compared to $1.57 billion in the second quarter of 2009. This increase in sales was driven primarily by Gilead’s antiviral franchise, due to the strong growth in sales of Atripla® (efavirenz 600 mg/ emtricitabine 200 mg/ tenofovir disoproxil fumarate 300 mg).

Antiviral Franchise

Antiviral product sales increased 13 percent to $1.59 billion in the second quarter of 2010, up from $1.41 billion for the same quarter of 2009.

•	Atripla

Sales of Atripla for the treatment of HIV infection increased 26 percent to $715.8 million for the second quarter of 2010, up from $569.1 million in the second quarter of 2009, driven primarily by sales volume growth in the United States and Europe.

•	Truvada

Sales of Truvada® (emtricitabine/tenofovir disoproxil fumarate) for the treatment of HIV infection increased 6 percent to $641.7 million for the second quarter of 2010, up from $608.1 million in the second quarter of 2009, driven primarily by increased prices in the United States as well as sales volume growth in the United State and Europe.

•	Viread

Sales of Viread® (tenofovir disoproxil fumarate) for the treatment of HIV infection and chronic hepatitis B increased 11 percent to $176.2 million for the second quarter of 2010, up from $158.9 million in the second quarter of 2009, driven primarily by sales volume growth in the United States and Europe.

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Gilead Sciences, Inc. 333 Lakeside Drive Foster City, CA 94404 USA	www.gilead.com
phone 650 574 3000 facsimile 650 578 9264

July 20, 2010	Page 2

Letairis

Sales of Letairis® (ambrisentan) for the treatment of pulmonary arterial hypertension increased 37 percent to $60.3 million for the second quarter of 2010, up from $44.1 million for the second quarter of 2009, driven primarily by sales volume growth in the United States.

Ranexa

Sales of Ranexa® (ranolazine) for the treatment of chronic angina increased 68 percent to $60.5 million for the second quarter of 2010, up from $36.1 million for the second quarter of 2009, driven primarily by sales volume growth in the United States. Ranexa sales for the second quarter of 2009 began on April 15, 2009, the date Gilead acquired CV Therapeutics, Inc.

Other Products

Sales of AmBisome® (amphotericin B liposome for injection) for the treatment of severe fungal infections, Hepsera® (adefovir dipivoxil) for the treatment of chronic hepatitis B, Emtriva® (emtricitabine) for the treatment of HIV infection and other products were $151.6 million for the second quarter of 2010 compared to $152.0 million for the second quarter of 2009. Sales of Cayston® (aztreonam for inhalation solution) as a treatment for the improvement of respiratory symptoms in cystic fibrosis patients with Pseudomonas aeruginosa (P. aeruginosa), included in other products, were $10.5 million for the second quarter of 2010. Cayston was approved by the U.S. Food and Drug Administration (FDA) in February 2010.

Royalty, Contract and Other Revenues

Royalty, contract and other revenues resulting primarily from collaborations with corporate partners were $121.2 million in the second quarter of 2010, up from $78.8 million in the second quarter of 2009. This increase was driven primarily by higher Tamiflu® (oseltamivir phosphate) royalties from F. Hoffmann-La Roche Ltd of $83.8 million in the second quarter of 2010, compared to Tamiflu royalties of $51.9 million in the second quarter of 2009, resulting from increased sales related to influenza pandemic planning initiatives worldwide.

Research and Development

Research and development (R&D) expenses in the second quarter of 2010 were $231.1 million, compared to $241.6 million for the second quarter of 2009. Non-GAAP R&D expenses for the second quarter of 2010, which exclude restructuring and stock-based compensation expenses, were $207.4 million, relatively flat when compared to $206.1 million for the second quarter of 2009, which exclude restructuring and stock-based compensation expenses.

Selling, General and Administrative

Selling, general and administrative (SG&A) expenses in the second quarter of 2010 were $248.0 million, compared to $261.4 million for the second quarter of 2009. Non-GAAP SG&A expenses for the second quarter of 2010, which exclude restructuring and stock-based compensation expenses, were $223.5 million, compared to $213.2 million for the second quarter in 2009, which exclude acquisition-related, restructuring and stock-based compensation expenses. The increase in non-GAAP SG&A expenses was driven primarily by higher headcount and expenses to support Gilead’s expanding commercial activities.

Net Foreign Currency Exchange Impact

The net foreign currency exchange impact on second quarter 2010 revenues and pre-tax earnings, which includes revenues and expenses generated from outside the United States, was an unfavorable $16.3 million and $19.5 million, respectively, compared to the second quarter of 2009, and an unfavorable $18.5 million and $16.5 million, respectively, compared to the first quarter of 2010.

Cash, Cash Equivalents and Marketable Securities

As of June 30, 2010, Gilead had cash, cash equivalents and marketable securities of $4.22 billion compared to $3.90 billion as of December 31, 2009. Gilead generated $1.37 billion of operating cash flow for the first six months of 2010 including $699.0 million in the second quarter of 2010.

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July 20, 2010	Page 3

Corporate Highlights

In May, Gilead announced that it had completed the $1.0 billion stock repurchase program that was authorized by its Board of Directors in January 2010, and that its Board of Directors had authorized an additional repurchase of up to $5.0 billion of its common stock through May 2013. During the second quarter of 2010, Gilead repurchased and retired 44.3 million shares of its common stock for $1.69 billion at an average purchase price of $38.14 per share.

In June:

•

Gilead and the AIDS Drug Assistance Program (ADAP) Crisis Task Force announced a series of initiatives to help state ADAPs continue to provide antiretroviral medicines to people living with HIV in the United States.

•

Gilead announced that John G. McHutchison, MD, will join the company as Senior Vice President, Liver Disease Therapeutics. In this position, Dr. McHutchison will report to Norbert W. Bischofberger, PhD, Executive Vice President, Research and Development and Chief Scientific Officer and will have responsibility for Gilead’s R&D efforts supporting the company’s programs in liver disease, including hepatitis C.

•

Gilead announced an agreement to acquire CGI Pharmaceuticals, Inc. (CGI) for up to $120 million, the majority as an upfront payment and the remaining based on clinical development progress, all of which will be financed through available cash on hand. This transaction closed on July 8, at which time CGI became a wholly-owned subsidiary of Gilead.

Product and Pipeline Update

Antiviral Franchise

In April:

•

Gilead announced that it had dosed the first patient in the Phase III clinical program evaluating its investigational fixed-dose, single-tablet “Quad” regimen of elvitegravir, cobicistat (formerly GS 9350) and Truvada. The Phase III clinical program for the Quad includes two studies (Studies 102 and 103) that will evaluate the Quad regimen versus a standard of care among HIV-1 infected antiretroviral treatment- naïve adults. By the end of July, Gilead anticipates completing patient enrollment in Study 102, the first of these two studies to begin screening patients.

•

Gilead provided an update on the development of the fixed-dose combination of Truvada and Tibotec’s investigational non-nucleoside reverse transcriptase inhibitor TMC278 (rilpivirine hydrochloride, 25 mg). Johnson & Johnson, which owns Tibotec, announced that the two pivotal Phase III studies evaluating TMC278 as a treatment for HIV in treatment-naïve patients met the primary efficacy objective of non-inferiority as compared to efavirenz based on the proportion of patients achieving HIV RNA levels of less than 50 copies/mL at 48 weeks. These data will be presented in a late-breaker oral session on July 22, 2010 at the International AIDS Conference taking place in Vienna, Austria. Johnson & Johnson also announced in April that the submission of TMC278 for regulatory review is on track for the third quarter of this year.

•

Gilead announced that it had obtained data supporting bioequivalence of a formulation of the fixed-dose combination of Truvada and TMC278. Gilead anticipates submitting a New Drug Application (NDA) to the FDA for the fixed-dose combination following validation of the TMC278 NDA.

Respiratory Franchise

In June, Gilead announced that its head-to-head Phase III clinical trial of Cayston versus tobramycin inhalation solution in cystic fibrosis patients with P. aeruginosa achieved one of its co-primary endpoints of non-inferiority for mean percent change in forced expiratory volume in one second (FEV1) percent predicted after 28 days of treatment. These data were presented during a late-breaker oral session at the 33rd European Cystic Fibrosis Conference in Valencia, Spain on June 18, 2010.

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July 20, 2010	Page 4

Conference Call

At 5:00 p.m. Eastern Time today, Gilead’s management will host a conference call and a simultaneous webcast to discuss its second quarter 2010 results as well as provide a general business update. To access the webcast live via the internet, please connect to the company’s website at www.gilead.com 15 minutes prior to the conference call to ensure adequate time for any software download that may be needed to hear the webcast. Alternatively, please call 1-866-804-6924 (U.S.) or 1-857-350-1670 (international) and dial the participant passcode 56303352 to access the call. Please note that Gilead’s earnings results slides are also posted to the company’s website at www.gilead.com.

A replay of the webcast will be archived on the company’s website for one year, and a phone replay will be available approximately two hours following the call through July 23, 2010. To access the phone replay, please call 1-888-286-8010 (U.S.) or 1-617-801-6888 (international) and dial the participant passcode 73162116.

About Gilead

Gilead Sciences is a biopharmaceutical company that discovers, develops and commercializes innovative therapeutics in areas of unmet medical need. Gilead’s mission is to advance the care of patients suffering from life-threatening diseases worldwide. Headquartered in Foster City, California, Gilead has operations in North America, Europe and Australia.

Non-GAAP Financial Information

Gilead has presented certain financial information in accordance with GAAP and also on a non-GAAP basis for the three and six months ended June 30, 2010 and 2009. Management believes this non-GAAP information is useful for investors, taken in conjunction with Gilead’s GAAP financial statements, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Gilead’s operating results as reported under U.S. GAAP. A reconciliation between GAAP and non-GAAP financial information is provided in the table on page 7.

Forward-looking Statements

Statements included in this press release that are not historical in nature are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Gilead cautions readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include: Gilead’s ability to sustain growth in revenues for its antiviral, cardiovascular and respiratory franchises; unpredictable variability of Tamiflu royalties and the strong relationship between this royalty revenue and global pandemic planning and supply; Gilead’s ability to submit NDAs for new product candidates, including the fixed-dose combination of Truvada and TMC 278, in the timelines currently anticipated; Gilead’s ability to receive regulatory approvals in a timely manner or at all, for new and current products, including its investigational fixed-dose single-tablet “Quad” regimen of elvitegravir, cobicistat (formerly GS 9350) and Truvada and the fixed-dose combination of Truvada and TMC278, both for the treatment of HIV infection; Gilead’s ability to successfully commercialize its products, including Cayston as a treatment for the improvement of respiratory symptoms in cystic fibrosis patients with P. aeruginosa; Gilead’s ability to successfully develop its respiratory and cardiovascular franchises; safety and efficacy data from clinical studies may not warrant further development of Gilead’s product candidates, including the Quad and the fixed-dose combination of Truvada and TMC 278; initiating and completing clinical trials may take longer or cost more than expected, including in the clinical studies evaluating the Quad for the treatment of HIV infection; fluctuations in the foreign exchange rate of the U.S. dollar that may reduce or eliminate the favorable foreign currency exchange impact on Gilead’s future revenues and pre-tax earnings; Gilead’s ability to consummate the $5.0 billion share repurchase program due to changes in its stock price, corporate or other market conditions; risks and uncertainties related to Gilead’s ability to successfully advance CGI’s pipeline programs; and other risks identified from time to time in Gilead’s reports filed with the U.S. Securities and Exchange Commission. In addition, Gilead makes estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosures. Gilead bases its estimates on historical experience and on various other market-specific and other relevant assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ significantly from these estimates. You are urged to consider statements that include

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July 20, 2010	Page 5

the words “may,” “will,” “would,” “could,” “should,” “might,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “goal,” or the negative of those words or other comparable words to be uncertain and forward-looking. Gilead directs readers to its Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, other publicly filed disclosure documents filed with the Securities and Exchange Commission and subsequent press releases. Gilead claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements. All forward-looking statements are based on information currently available to Gilead, and Gilead assumes no obligation to update any such forward-looking statements.

# # #

Truvada, Viread, Hepsera, Emtriva, AmBisome, Letairis, Cayston and Ranexa are

registered trademarks of Gilead Sciences, Inc.

Atripla is a registered trademark of Bristol-Myers Squibb & Gilead Sciences, LLC.

Tamiflu is a registered trademark of F. Hoffmann-La Roche Ltd.

For more information on Gilead Sciences, Inc., please visit www.gilead.com or call the Gilead Public Affairs Department at 1-800-GILEAD-5 (1-800-445-3235).

July 20, 2010	Page 6

GILEAD SCIENCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Revenues:
Product sales	$1,806,061	$1,568,378	$3,594,124	$3,015,958
Royalty, contract and other revenues	121,163	78,777	418,953	161,657

Total revenues	1,927,224	1,647,155	4,013,077	3,177,615

Costs and expenses:
Cost of goods sold	455,525	383,045	895,955	712,459
Research and development	231,066	241,638	449,730	430,417
Selling, general and administrative	248,006	261,411	513,624	465,362

Total costs and expenses	934,597	886,094	1,859,309	1,608,238

Income from operations	992,627	761,061	2,153,768	1,569,377
Interest and other income, net	18,285	12,923	33,930	17,081
Interest expense	(17,764)	(18,484)	(34,719)	(35,155)

Income before provision for income taxes	993,148	755,500	2,152,979	1,551,303
Provision for income taxes	284,021	186,355	591,758	395,582

Net income	709,127	569,145	1,561,221	1,155,721
Net loss attributable to noncontrolling interest	2,934	2,253	5,741	4,789

Net income attributable to Gilead	$712,061	$571,398	$1,566,962	$1,160,510

Net income per share attributable to Gilead common stockholders - basic	$0.81	$0.63	$1.76	$1.28

Net income per share attributable to Gilead common stockholders - diluted	$0.79	$0.61	$1.71	$1.24

Shares used in per share calculation - basic	881,802	905,611	891,649	907,684

Shares used in per share calculation - diluted	898,753	934,478	913,819	938,500

July 20, 2010	Page 7

GILEAD SCIENCES, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

(unaudited)

(in thousands, except percentages and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Cost of goods sold reconciliation:
GAAP cost of goods sold	$455,525	$383,045	$895,955	$712,459
Acquisition-related amortization of inventory mark-up	(2,042)	(3,711)	(7,020)	(3,711)
Acquisition-related amortization of purchased intangibles	(14,981)	(12,066)	(29,965)	(12,066)
Stock-based compensation expenses	(2,967)	(2,771)	(5,820)	(6,025)

Non-GAAP cost of goods sold	$435,535	$364,497	$853,150	$690,657

Product gross margin reconciliation:
GAAP product gross margin	74.8%	75.7%	75.1%	76.5%
Acquisition-related amortization of inventory mark-up	0.1%	0.2%	0.2%	0.1%
Acquisition-related amortization of purchased intangibles	0.8%	0.8%	0.8%	0.4%
Stock-based compensation expenses	0.2%	0.2%	0.2%	0.2%

Non-GAAP product gross margin (1)	75.9%	76.9%	76.3%	77.2%

Research and development expenses reconciliation:
GAAP research and development expenses	$231,066	$241,638	$449,730	$430,417
Restructuring expenses	(2,130)	(11,251)	(4,230)	(11,251)
Stock-based compensation expenses	(21,521)	(24,321)	(41,590)	(41,276)

Non-GAAP research and development expenses	$207,415	$206,066	$403,910	$377,890

Selling, general and administrative expenses reconciliation:
GAAP selling, general and administrative expenses	$248,006	$261,411	$513,624	$465,362
Acquisition-related transaction costs	—	(8,165)	—	(8,165)
Restructuring expenses	(906)	(12,855)	(13,490)	(12,855)
Stock-based compensation expenses	(23,559)	(27,189)	(47,478)	(48,025)

Non-GAAP selling, general and administrative expenses	$223,541	$213,202	$452,656	$396,317

Operating margin reconciliation:
GAAP operating margin	51.5%	46.2%	53.7%	49.4%
Acquisition-related transaction costs	—	0.5%	—	0.3%
Acquisition-related amortization of inventory mark-up	0.1%	0.2%	0.2%	0.1%
Acquisition-related amortization of purchased intangibles	0.8%	0.7%	0.7%	0.4%
Restructuring expenses	0.2%	1.5%	0.4%	0.8%
Stock-based compensation expenses	2.5%	3.3%	2.4%	3.0%

Non-GAAP operating margin (1)	55.0%	52.4%	57.4%	53.9%

Net income attributable to Gilead reconciliation:
GAAP net income attributable to Gilead	$712,061	$571,398	$1,566,962	$1,160,510
Acquisition-related transaction costs	—	8,165	—	8,165
Acquisition-related amortization of inventory mark-up	1,433	2,659	5,090	2,659
Acquisition-related amortization of purchased intangibles	10,721	8,909	21,729	8,909
Restructuring expenses	2,061	17,792	12,849	17,792
Stock-based compensation expenses	34,395	39,961	68,808	70,249

Non-GAAP net income attributable to Gilead	$760,671	$648,884	$1,675,438	$1,268,284

Diluted earnings per share reconciliation:
GAAP diluted earnings per share	$0.79	$0.61	$1.71	$1.24
Acquisition-related transaction costs	—	0.01	0.00	0.01
Acquisition-related amortization of inventory mark-up	0.00	0.00	0.01	0.00
Acquisition-related amortization of purchased intangibles	0.01	0.01	0.02	0.01
Restructuring expenses	0.00	0.02	0.01	0.02
Stock-based compensation expenses	0.04	0.04	0.08	0.07

Non-GAAP diluted earnings per share (1)	$0.85	$0.69	$1.84	$1.35

Shares used in per share calculation (diluted) reconciliation:
GAAP shares used in per share calculation (diluted)	898,753	934,478	913,819	938,500
Share impact of current stock-based compensation guidance	(1,555)	28	(1,262)	397

Non-GAAP shares used in per share calculation (diluted)	897,198	934,506	912,557	938,897

Non-GAAP adjustment summary:
Cost of goods sold adjustments	$19,990	$18,548	$42,805	$21,802
Research and development expenses adjustments	23,651	35,572	45,820	52,527
Selling, general and administrative expenses adjustments	24,465	48,209	60,968	69,045

Total non-GAAP adjustments before tax	68,106	102,329	149,593	143,374
Income tax effect	(19,496)	(24,843)	(41,117)	(35,600)

Total non-GAAP adjustments after tax	$48,610	$77,486	$108,476	$107,774

Note:

(1)	Amounts may not sum due to rounding

July 20, 2010	Page 8

GILEAD SCIENCES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2010	December 31, 2009
	(unaudited)	(Note 1)
Cash, cash equivalents and marketable securities	$4,217,535	$3,904,846
Accounts receivable, net	1,482,900	1,389,534
Inventories	1,356,606	1,051,771
Property, plant and equipment, net	695,043	699,970
Intangible assets	1,494,813	1,524,777
Other assets	1,249,811	1,127,661

Total assets	$10,496,708	$9,698,559

Current liabilities	$3,105,723	$1,871,631
Long-term liabilities	690,985	1,321,770
Stockholders’ equity	6,700,000	6,505,158

Total liabilities and stockholders’ equity	$10,496,708	$9,698,559

Notes:

(1)	Derived from audited consolidated financial statements at that date.

July 20, 2010	Page 9

GILEAD SCIENCES, INC.

PRODUCT SALES SUMMARY

(unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Antiviral products:
Atripla – U.S.	$466,819	398,044	$922,720	$772,176
Atripla – Europe	221,149	154,835	438,697	279,614
Atripla – Other International	27,836	16,263	47,259	27,235

	715,804	569,142	1,408,676	1,079,025

Truvada – U.S.	317,522	$285,688	644,339	566,685
Truvada – Europe	278,373	287,777	575,901	566,217
Truvada – Other International	45,787	34,614	79,241	65,530

	641,682	608,079	1,299,481	1,198,432

Viread – U.S.	78,787	67,858	156,794	137,447
Viread – Europe	71,004	66,009	144,147	131,340
Viread – Other International	26,381	25,058	55,917	50,743

	176,172	158,925	356,858	319,530

Hepsera – U.S.	19,470	22,771	41,035	48,423
Hepsera – Europe	28,551	40,797	61,926	79,714
Hepsera – Other International	3,313	3,506	6,497	11,651

	51,334	67,074	109,458	139,788

Emtriva – U.S.	4,135	3,716	8,379	7,346
Emtriva – Europe	1,684	2,210	3,559	4,506
Emtriva – Other International	926	1,170	1,963	2,420

	6,745	7,096	13,901	14,272

Total Antiviral products – U.S.	886,733	778,077	1,773,267	1,532,077
Total Antiviral products – Europe	600,761	551,628	1,224,230	1,061,391
Total Antiviral products – Other International	104,243	80,611	190,877	157,579

	1,591,737	1,410,316	3,188,374	2,751,047

AmBisome	78,174	73,310	155,223	137,581
Letairis	60,348	44,128	115,847	83,708
Ranexa	60,460	36,065	111,703	36,065
Other products	15,342	4,559	22,977	7,557

	214,324	158,062	405,750	264,911

Total product sales	$1,806,061	$1,568,378	$3,594,124	$3,015,958